SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):

                          December 31, 1997
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                                 Agritope, Inc.
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             (Exact name of registrant as specified in its charter)



     Delaware                      000-23531                      93-0820945
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(State or other              (Commission File No.)               (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)



 8505 S.W. Creekside Place, Beaverton,  Oregon                       97008
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(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code:

                               (503) 641-6115
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Item 7.  Financial Statements and Exhibits

    (c)  Exhibits

         4.1 Form of stock purchase agreement in connection with the Regulation S Sale (as such term is defined in Item 9 below)

         4.2 Preferred Stock Purchase Agreement between Agritope, Inc. and Vilmorin & Cie dated December 5, 1997

         99.1 Press release of Epitope, Inc., dated December 24, 1997, announcing, among other things, the then pending Regulation
               S Sale and Preferred Stock Sale (as each such term is defined in Item 9 below)

         99.2 Press release of Agritope, Inc., dated January 8, 1998, announcing, among other things, the closing of the Regulation S Sale and the Preferred Stock Sale (as each such term is defined in Item 9 below)

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

         On December 31, 1997, Agritope, Inc., a Delaware corporation (the "Company"), closed the private sale of 1,343,704 shares of its common stock, par value $.01 per share, including associated preferred stock purchase rights (the "Common Stock"), at a price of $7 per share (for an aggregate purchase price of $9.4 million) to certain foreign investors. The Company sold such shares of its Common Stock in reliance upon the Regulation S exemption under the Securities Act of 1933, as amended (the "Securities Act") (the "Regulation S Sale").

         On January 7, 1998, the Company closed the private sale of 214,285 shares of its Series A Preferred Stock, par value $.01 per share (the "Preferred Stock"), at a price of $7 per share (for an aggregate purchase price of $1.5 million) to Vilmorin & Cie, a majority owned subsidiary of Groupe Limagrain Holdings, Chappes, France ("Vilmorin"). Subject to adjustment upon the occurrence of certain events, the Preferred Stock is convertible at any time into shares of Common Stock on a share-for-share basis. Other than the right to elect a director and preemptive rights, the Preferred Stock has rights substantially equivalent to those of the Common Stock. Holders of Preferred Stock will vote on an "as converted" basis with holders of Common Stock. The Company sold such shares of its Preferred Stock in reliance upon the Regulation S exemption under the Securities Act (the "Preferred Stock Sale").

         In addition, on January 8, 1998, the Company extended, until January 30, 1998, an option exercisable by Vilmorin or its designees to purchase up to 785,715 additional shares of Preferred Stock at a price of $7 per share (for an aggregate offering price of $5.5 million). Vilmorin will own 19.9 percent of the Company's outstanding voting stock if it exercises such option in full. If it elects not to exercise any of the option, Vilmorin will own approximately 5 percent of the Company's outstanding voting stock.

         American Equities Overseas, Inc. ("American Equities"), acting through American Equities Overseas (U.K.), Ltd., served as placement agent for the Regulation S Sale and the Preferred Stock Sale. American Equities received warrants to purchase a total of 118,250 shares of the Company's Common Stock at a price of $7 per share in partial consideration for its services. In addition, warrants to purchase 381,750 shares of Common Stock at a price of $7 per share have been issued to eight unaffiliated designees of American Equities, none of whom are U.S. persons. Such warrants may be exercised at any time within three years of December 31, 1997. The Company has granted certain registration rights with respect to the warrants.

         The private sales of the Company's securities in the Regulation S Sale and the Preferred Stock Sale were made in offshore transactions to non-U.S. persons. The purchasers made representations to the Company regarding their status and actions necessary to comply with Regulation S. The Company expects to use the net proceeds of the Regulation S Sale and the Preferred Stock Sale to finance its operations as an independent corporation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Agritope, Inc.
                                     (Registrant)


                                        /s/ Gilbert N. Miller
Date: January 13, 1998.              By:------------------------
                                        Gilbert N. Miller
                                        Executive Vice President and
                                        Chief Financial Officer
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                                  EXHIBIT INDEX
Exhibit No.                                                             Page No.
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    4.1   Form of stock purchase agreement in connection
          with the Regulation S Sale                                      *

    4.2   Preferred  Stock  Purchase  Agreement  between
          the Company and Vilmorin & Cie dated December 5, 1997           *

   99.1   Press  release of Epitope,  Inc.,  dated  December
          24,  1997, announcing, among other things, the then
          pending Regulation S Sale and Preferred Stock Sale              5

   99.2   Press  release  of  Agritope,  Inc.,  dated  January
          8, 1998, announcing, among other things, the closing
          of the Regulation S Sale and the Preferred Stock Sale           6



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*        Incorporated by reference to Exhibits 4.3 and 4.4, respectively, of the
         Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 29, 1997, as amended.